Exhibit 10.2

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Amendment”) is entered into as of August 2007 by and between The Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California (“Landlord”) and Ampex Data Systems Corporation, a Delaware corporation (“Tenant”) in the following factual context:

A. Landlord (as successor-in-interest to Martin/Campus Associates, LP., a Delaware limited partnership) and Tenant (as successor-in-interest to Ampex Corporation, a Delaware corporation) are the parties to that certain Lease dated as of January 19, 1996, as amended by a First Amendment to Lease dated as of September 10, 1998 and a Second Amendment to Lease dated as of October 1, 1999 (as amended, the “Lease”), covering certain real property commonly known as 500 Broadway in the City of Redwood City, County of San Mateo, California, consisting of approximately 59,760 square feet (the “Premises”). All capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Lease.

B. The parties wish to amend the Lease on the terms and conditions set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Term. The parties acknowledge that the Term of the Lease is currently scheduled to expire on September 23, 2008. The Term is hereby extended for a period of one year (the “Extended Term”), so that the Lease shall expire on September 23, 2009.

2. Monthly Rent. Monthly Rent for the Extended Term shall be an amount equal to one hundred three percent (103%) of the Monthly Rent for the month immediately preceding the Extended Term.

3. No Other Modification. As modified by this Amendment, the Lease shall remain in full force and effect.

4. Counterparts. This Amendment may be signed by the parties in different counterparts and the signature pages combined shall create a single document binding on all parties. This Amendment may be executed and delivered by the exchange of facsimile, pdf or other electronic image file copies of the executed counterpart signature pages, which shall be considered the equivalent of ink signature pages for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:		TENANT:
THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY		Ampex Data Systems Corporation, a Delaware corporation

By:	/s/ Jean Snider	By:	/s/ D. Gordon Strickland
Title:	Managing Director, Real Estate	Title:	Chairman